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Exhibit 99.1

[LOGO OF LYONDELL]                                       [LOGO OF MILLENNIUM
                                                         CHEMICALS]


                                                                   NEWS RELEASE


For information, contact:

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
Lyondell                                                                        Millennium
Susan Moore (media) - 713.652.4645                      Amy Drusano (media) - 410.229.8062
Doug Pike (investors) - 713.309.4590        Tom Van Valkenburgh (investors) - 410.229.8113


               Lyondell and Millennium Announce Expected Closing
               Date for Proposed Business Combination Transaction


HOUSTON and HUNT VALLEY, Md. (October 4, 2004) - Lyondell Chemical Company (NYSE: LYO) and Millennium Chemicals Inc. (NYSE: MCH) today announced that they expect their proposed business combination transaction to close December 1, 2004.

The companies have set November 30, 2004 as the date for their respective special shareholder meetings to consider the proposed transaction and, assuming shareholder approval, the transaction is expected to close the following day. The registration statement was declared effective October 1, 2004, and shareholders of record at the close of business on Thursday, October 14, 2004 will be entitled to notice of and to vote at the special meetings.

The companies today are giving the New York Stock Exchange the required 10 days' advance notice of the record date. Once the record date has passed, they will







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print and mail the joint proxy statement to Lyondell and Millennium shareholders and provide adequate time for shareholder consideration of the proposal.

The proposed transaction is a stock-for-stock business combination of the companies which will create North America's third-largest independent, publicly traded chemical producer with combined pro forma 2003 revenues of more than $11 billion and market capitalization of $5.5 billion.

After the close of the proposed transaction, the company will be called "Lyondell Chemical Company" and will be headquartered in Houston, Texas.


                                      # # #


ABOUT LYONDELL

Lyondell, headquartered in Houston, Texas, is a leading producer of: propylene oxide (PO); PO derivatives including propylene glycol (PG), butanediol (BDO) and propylene glycol ethers (PGE); and styrene monomer and MTBE as co-products of PO production. Through its current 70.5 percent interest in Equistar Chemicals, LP, Lyondell also is one of the largest producers of ethylene, propylene and polyethylene in North America and a leading producer of ethylene oxide, ethylene glycol, high value-added specialty polymers and polymeric powder. Through its
58.75 percent interest in LYONDELL-CITGO Refining LP, Lyondell is one of the largest refiners in the United States processing extra heavy Venezuelan crude oil to produce gasoline, low sulfur diesel and jet fuel.

ABOUT MILLENNIUM

Millennium is the second-largest producer of TiO[u]2 in the world, the largest merchant seller of titanium tetrachloride and a producer of silica gel and cadmium-based pigments. It also is the second-largest producer of acetic acid and vinyl acetate monomer in North America, and a leading producer of terpene-based fragrance and flavor chemicals. Millennium currently has a 29.5 percent interest in Equistar.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the proposed transaction between Lyondell Chemical Company ("Lyondell") and Millennium Chemicals Inc. ("Millennium"), including the parties' plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Lyondell's and Millennium's respective managements and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could






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affect the proposed transaction and the anticipated results: approval by
Lyondell's and Millennium's respective shareholders and the parties' ability to achieve expected synergies in the transaction within the expected timeframes or at all. Additional factors that could cause Lyondell's results to differ materially from those described in the forward-looking statements can be found in Lyondell's Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the Securities and Exchange Commission (the "SEC") on March 12, 2004, Lyondell's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, which was filed with the SEC on August 6, 2004 and the Form S-4 (as defined below). Additional factors that could cause Millennium's results to differ materially from those described in the forward-looking statements can be found in Exhibit 99.1 to Millennium's Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the SEC on March 12, 2004, Exhibit
99.1 to Millennium's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which was filed with the SEC on May 14, 2004 and the Form S-4. Lyondell and Millennium disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition, on September 30, 2004, Lyondell filed with the SEC an amendment to its registration statement on Form S-4 (as amended, the "Form S-4") containing a preliminary joint proxy statement/prospectus regarding the proposed transaction between Lyondell and Millennium. The definitive joint proxy statement/prospectus will be sent to holders of Lyondell's and Millennium's common stock when it becomes available. Investors and security holders are urged to read that document and any other relevant documents filed or that will be filed with the SEC, including the definitive joint proxy statement/prospectus that will be part of the definitive registration statement, as they become available, because they contain, or will contain, important information. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when it becomes available) and other documents filed by Lyondell and Millennium with the SEC at the SEC's web site at www.sec.gov. The definitive joint proxy statement/prospectus (when it becomes available) and the other documents filed by Lyondell may also be obtained free from Lyondell by calling Lyondell's Investor Relations department at (713) 309-4590. The definitive joint proxy statement/prospectus (when it becomes available) and the other documents filed by Millennium may also be obtained free from Millennium by calling Millennium's Investor Relations department at (410) 229-8113.

The respective executive officers and directors of Lyondell and Millennium and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Lyondell's executive officers and directors is available in the proxy statement filed with the SEC by Lyondell on March 16, 2004 and in the Form S-4, and information regarding Millennium's directors and its executive officers is available in Millennium's Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the SEC on April 27, 2004, and in the Form S-4. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC, as they become available.